U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 7, 2015

ROYALE GLOBE HOLDING, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	333-1399326	20-5913810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

30-01 Menara Keck Seng, No 203
Jalan Bukit Bintang
Kuala Lumpur, Malaysia 55100
 (Address of principal executive offices)

+603-2143 3131
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 7, 2015, Royale Globe Holding Inc., a Nevada corporation ("we" or "us"), entered into an Extension Agreement with RMC Mining Sdn. Bhd., a company incorporated under the laws of Malaysia ("RMC") and MARICOM Sdn.. Bhd., a company incorporated under the laws of Malaysia ("Maricom"), pursuant to which the parties agreed to extend the closing date of the acquisition contemplated under that certain Share Exchange Agreement dated March 20, 2015, by and among the parties (the "Share Exchange Agreement"), to August 31, 2015.  Except as otherwise set forth above, the terms of the Share Exchange Agreement remain in full force and effect with amendment or modification.  The terms of the Share Exchange Agreement are disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on  March 26, 2015.

The foregoing description of the Extension Agreement is qualified in its entirety by reference thereto, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 4.01  Change in Registrant's Certifying Accountant

On July 7, 2015, our Board of Directors approved the dismissal of HKCMCPA Company Limited ("HKCMCPA") as our independent accountant.  HKCMCPA audited our consolidated financial statements for the fiscal years ended October 31, 2014 and 2013, and reviewed our consolidated financial statements for the related interim periods.  Concurrently therewith, we retained the firm of B F Borgers CPA PC ("Borgers PC"), to audit our consolidated financial statements for our fiscal year ending October 31, 2015.

In connection with the audits of our consolidated financial statements as of and for the fiscal years ended October 31, 2014 and 2013, there were no disagreements with HKCMCPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of HKCMCPA, would have caused them to make reference in connection with its reports to the subject matter of the disagreements.  None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K of the SEC's rules and regulations have occurred during the fiscal years ended October 31, 2014 and 2013, or during any subsequent interim period.

The audit reports of HKCMCPA on our consolidated financial statements as of and for the years ended October 31, 2014 and 2013, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except the audit report for the year ended October 31, 2013, contained an emphasis of matter paragraph regarding the Company's ability to continue as a going concern.

We have requested that HKCMCPA furnish us with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of this letter is included herewith as Exhibit 16.1.

During the fiscal years ended October 31, 2014 and 2013, and through the date of this Form 8-K, neither the Company nor anyone acting on its behalf consulted Borgers PC regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and Borgers PC did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (2) any matter that was either the subject of a disagreement with HKCMCPA on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of HKCMCPA, would have caused HKCMCPA to make reference to the matter in their report, or a "reportable event" as described in Item 304(a)(1)(v) of Regulation S-K of the SEC's rules and regulations.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit
10.1
Extension Agreement, dated July 7, 2015, by and among Royale Globe Holding, Inc., a Nevada corporation, RMC Mining Sdn. Bhd., a company incorporated under the laws of Malaysia and Maricom Sdn.. Bhd., a company incorporated under the laws of Malaysia

16.1	Letter from HKCMCPA dated July 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE GLOBE HOLDING, INC.
(Registrant)

Dated: July 9, 2015	By:	/s/ Ho Shih Khiam
Ho Shih Khiam, Chief Executive Officer

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